EXHIBIT T3C

DELTA AIR LINES, INC.

TO

UMB BANK, N.A.

Trustee

Indenture

Dated as of May 1, 2007

8.00% Senior Notes due 2015

CERTAIN SECTIONS OF THIS INDENTURE RELATING TO SECTIONS 310 THROUGH 318 OF THE TRUST INDENTURE ACT OF 1939:1  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	7.08
7.10
Section 311(a)	7.13
(b)	7.13
Section 312(a)	8.01
8.02(a)
(b)	8.02(b)
(c)	8.02(c)
Section 313(a)	8.03(a)
(b)	8.03(a)
(c)	8.03(a)
(d)	8.03(b)
Section 314(a)	8.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
Section 315(a)	7.01
(b)	7.02
(c)	7.01
(d)	7.01
(e)	6.14
Section 316(a)(1)(A)	6.02, 6.12
(a)(1)(B)	6.13
(a)(2)	Not Applicable
(b)	6.08
(c)	1.04(c)
Section 317 (a)(1)	6.03
(a)(2)	6.04
(b)	11.03
Section 318(a)	1.07

_____________________

1  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

v

INDENTURE, dated as of May 1, 2007, between Delta Air Lines, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at Hartsfield-Jackson International Airport, Atlanta, Georgia 30320, and UMB Bank, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

On September 14, 2005, the Company and certain of its subsidiaries filed a voluntary petition under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

On April 28, 2006, the Company filed a motion (the “Rejection Motion”) to approve its rejection of a Lease Agreement dated as of February 1, 1992 (the “Facilities Agreement”) and certain other related agreements, and its abandonment of certain property at the Cincinnati/Northern Kentucky International Airport (Docket No. 2477).

Pursuant to the Settlement Agreement dated as of March 9, 2007 (the “Settlement Agreement”) the Company, Kenton County Airport Board and the Trustee for the holders (the “1992 Bondholders”) of the $419,000,000 Kenton County Airport Board Special Facilities Revenue Bonds, 1992 Series A and the $19,000,000 Kenton County Airport Board Special Facilities Revenue Bonds, 1992 Series B (the “1992 Bonds”), reached a settlement and compromise with respect to all claims and controversies against one another and the 1992 Bondholders, related to or arising from, inter alia, the Facilities Agreement and all related agreements, including the indenture governing the 1992 Bonds, all on the terms and conditions therein set forth.

The Company and certain of its subsidiaries filed a Joint Plan of Reorganization (the “Plan”), which was confirmed by the Bankruptcy Court on April 25, 2007. As required by the Settlement Agreement, and pursuant to the Plan, the 1992 Bonds are to be discharged and the Company is required to issue the Securities pursuant to section 1145 of the Bankruptcy Code to, or for the benefit of, the 1992 Bondholders.

The Company has duly authorized the creation of the Securities substantially of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the acquisition of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)    all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(d)    the words “Article” and “Section” refer to an Article or Section, respectively, of this Indenture; and

(e)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article 12, are defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or other transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 7.14 to act on behalf of the Trustee to authenticate Securities.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee appointed by that board, which committee may consist entirely of one or more members of the board of directors of the Company, one or more non-members of the board, or a mixture of board and non-board members.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City, New York or in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, or a Vice President of the Company, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time this Indenture shall be administered, which office on the date hereof is located at 2401 Grand Boulevard, Kansas City, MO 64108.

The term “corporation” means a corporation, association, company, joint-stock company or business trust.

“Defaulted Installment” has the meaning specified in Section 3.07.

“Delta Note Value” means $85 million less (i) any and all amounts paid by Delta to the Trustee under the Forbearance Agreement dated as of July 17, 2006, as amended by agreement on November 29, 2006, December 29, 2006 and by the Settlement Agreement during the period from August 1, 2006 through the Issuance Date and (ii) any and all amounts paid by Delta to the Trustee in accordance with Section 3.02 of the Settlement Agreement. The Delta Note Value shall become a fixed amount as of the Issuance Date.

“Depositary” means a clearing agency registered under the Exchange Act that is designated to act as the depositary for the Securities.

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expense Reserve Fund” means the fund established pursuant to Section 4.03.

“Global Securities” has the meaning specified in Section 2.01.

“Global Security Legend” means a legend substantially in the form of the legend set forth in accordance with Section 2.04.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Installment Payment” has the meaning given such term in the form of the Notes in Section 2.02.

“Installment Payment Date” means the first day of each month beginning on June 1, 2007 and ending on December 1, 2015, subject to any earlier prepayment of the Securities.

“Issuance Date” has the meaning set forth in the Settlement Agreement.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, or a Vice President of the Company, and by the Controller, the Treasurer, an Assistant Controller, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 11.04 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)    Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)    Securities for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities;

(c)    Securities which have been defeased pursuant to Section 12.02;

and

(d)    Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee has actual knowledge to be so owned or has received written certification to the effect that such Securities are so owned, shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means the Trustee or any other Person who may be authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities, means the place or places where the principal of and interest on the Securities are payable as specified by Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means any aircraft, and any aircraft engine installed in any aircraft, that has 75 or more passenger seats, whether now owned or hereafter acquired by the Company or any Restricted Subsidiary.

“Regular Record Date” for the interest payable on any Installment Payment Date means the 15th day of the month (whether or not a Business Day), next preceding such Installment Payment Date.

“Restricted Subsidiary” means any Subsidiary (i) substantially all of the property of which is located, and substantially all of the operations of which are conducted in the United States of America, and (ii) which owns a Principal Property, except a Subsidiary which is primarily engaged in the business of a finance company.

“Securities” or “Notes” means the Company’s 8% Senior Notes due 2015.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Special Record Date” for the payment of any Defaulted Installment means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity” December 1, 2015.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated destroyed, lost or stolen Security.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for the certificate provided for in Section 11.04) shall include:

(a)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates. Article 1 Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security.

(b)    The fact and date of the execution by any Person of any such instrument or writing, other than the assignment of the ownership of a Security, may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)    If the Company wishes to solicit any request, demand, authorization, direction, notice, consent, waiver or other Act provided or permitted by this Indenture to be given or taken by Holders of Securities, other than any such action provided or permitted to be taken under Section 6.01, 6.02, 6.07 or 6.12, the Company may fix any day as the record date for the purpose of determining the Holders of Securities entitled to give or take any such action. Such record date shall be not earlier than the 30th day prior to the first solicitation of any Holder to give or take any such action and not later than the date of such first solicitation. With regard to any record date for action to be taken by the Holders of Securities, only the Holders of Securities on such date (or their duly designated proxies) shall be entitled to give or take the relevant action. The Company shall notify the Trustee in writing of any such record date not later than the date of the first solicitation of any Holder to give or take any action.

(d)    The ownership of Securities shall be proved by the Security Register.

(e)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)    the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder when received by the Trustee if made, given, furnished or filed in writing if in writing and mailed, first-class postage prepaid to the Trustee at UMB Bank, N.A., Attention: Anthony Hawkins, Corporate Trust Division, 2401 Grand Boulevard, Kansas City, MO 64108, or at any other address previously furnished in writing to the Company by the Trustee, or

(b)    the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, to the attention of its Treasurer, with a separate copy to its General Counsel (provided that the failure of any Holder to send a separate copy shall not affect the sufficiency of the notice), or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Depositary. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required thereunder to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.13. Legal Holidays. In any case where any Installment Payment Date or the Stated Maturity of the Securities shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Installment Payment Date or at Stated Maturity, provided that no interest shall accrue for the period from and after such Installment Payment Date or Stated Maturity, as the case may be.

Section 1.14. Miscellaneous. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

ARTICLE 2
SECURITY FORMS

Section 2.01. Forms Generally. Each Security and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Unless otherwise agreed by the Holders of more than 50% in principal amount of the Outstanding Securities and the Trustee, the Securities shall be issued in the form of one or more Global Securities registered in the name of DTC, as Depositary, or its nominee, and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Securities, together with their Successor Securities which are Global Securities, are collectively herein called the “Global Securities”.

Section 2.02. Form of Face of Security.

Delta Air Lines, Inc.
8% Senior Notes due 2015

No. _______	$_______
CUSIP: ________
Delta Air Lines, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of $____________ payable as set forth herein and to pay interest on the principal outstanding from time to time from May 1, 2007 or from the most recent Installment Payment Date to which interest has been paid or duly provided for, on the first day of each month commencing June 1, 2007, at the rate of 8% per annum, until the principal hereof is paid or made available for payment. In furtherance of such obligation, the Company shall make installment payments of $886,129 comprising both principal and interest (the “Installment Payment”) payable on each Installment Payment Date commencing June 1, 2007, until all such principal and interest thereon shall be fully paid. Schedule 1 to this Security sets forth each Installment Payment and the amount of principal and interest thereof on each Installment Payment Date.

The interest and principal so payable, and punctually paid or duly provided for, on any Installment Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day of the month (whether or not a Business Day), as the case may be, next preceding such Installment Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Installment to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Paying Agent maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further that the Company shall use commercially-reasonably efforts to make payments of principal and interest required to be made on any particular Installment Payment Date by wire transfer in immediately available funds by noon (New York City time) on such Installment Payment Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:_______________________________

Delta Air Lines, Inc.
By: ________________________

Section 2.03. Form of Reverse of Security. This Security is one of a duly authorized issue of securities of the Company, limited in aggregate principal amount to $65,875,000 issued and to be issued under an Indenture, dated as of May 1, 2007 (herein called the “Indenture”), between the Company and UMB Bank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities issued and to be issued under the Indenture are the 8% Senior Notes due 2015 and are hereinafter called the “Securities”.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provision for defeasance at any time of (1) the entire indebtedness of this Security or (2) certain Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceedings within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or any interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of any whole dollar amount. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange.

In the event any Holder fails to provide a correct taxpayer identification number to the Security Registrar, the Security Registrar or the Company may make a charge against such Holder sufficient to pay any governmental charge required to be paid as a result of such failure. In compliance with Section 3406 of the Internal Revenue Code of 1986, as amended, such amount may be deducted by the Security Registrar or the Company from amount otherwise payable to such Holder.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 2.03A. Form of Schedule 1 to Security.

Schedule 1 to Security
dated as of May 1, 2007
Delta Air Lines Senior Notes due December 1, 2015

Installment Payment Date	Interest	Principal	Installment Payment	Outstanding Balance
6/1/2007	439,167	446,963	886,129	65,428,037
7/1/2007	436,187	449,942	886,129	64,978,095
8/1/2007	433,187	452,942	886,129	64,525,153
9/1/2007	430,168	455,962	886,129	64,069,191
10/1/2007	427,128	459,001	886,129	63,610,190
11/1/2007	424,068	462,061	886,129	63,148,129
12/1/2007	420,988	465,142	886,129	62,682,987
1/1/2008	417,887	468,243	886,129	62,214,744
2/1/2008	414,765	471,364	886,129	61,743,380
3/1/2008	411,623	474,507	886,129	61,268,873
4/1/2008	408,459	477,670	886,129	60,791,203
5/1/2008	405,275	480,855	886,129	60,310,349
6/1/2008	402,069	484,060	886,129	59,826,288
7/1/2008	398,842	487,287	886,129	59,339,001
8/1/2008	395,593	490,536	886,129	58,848,465
9/1/2008	392,323	493,806	886,129	58,354,659
10/1/2008	389,031	497,098	886,129	57,857,561
11/1/2008	385,717	500,412	886,129	57,357,148
12/1/2008	382,381	503,748	886,129	56,853,400
1/1/2009	379,023	507,107	886,129	56,346,293
2/1/2009	375,642	510,487	886,129	55,835,806
3/1/2009	372,239	513,891	886,129	55,321,915
4/1/2009	368,813	517,317	886,129	54,804,599
5/1/2009	365,364	520,765	886,129	54,283,834
6/1/2009	361,892	524,237	886,129	53,759,597
7/1/2009	358,397	527,732	886,129	53,231,865
8/1/2009	354,879	531,250	886,129	52,700,614
9/1/2009	351,337	534,792	886,129	52,165,823
10/1/2009	347,772	538,357	886,129	51,627,465
11/1/2009	344,183	541,946	886,129	51,085,519
12/1/2009	340,570	545,559	886,129	50,539,960
1/1/2010	336,933	549,196	886,129	49,990,764
2/1/2010	333,272	552,858	886,129	49,437,906
3/1/2010	329,586	556,543	886,129	48,881,363
4/1/2010	325,876	560,254	886,129	48,321,110
5/1/2010	322,141	563,989	886,129	47,757,121
6/1/2010	318,381	567,748	886,129	47,189,373
7/1/2010	314,596	571,533	886,129	46,617,839
8/1/2010	310,786	575,344	886,129	46,042,495
9/1/2010	306,950	579,179	886,129	45,463,316
10/1/2010	303,089	583,041	886,129	44,880,276
11/1/2010	299,202	586,927	886,129	44,293,348
12/1/2010	295,289	590,840	886,129	43,702,508
1/1/2011	291,350	594,779	886,129	43,107,729
2/1/2011	287,385	598,744	886,129	42,508,984
3/1/2011	283,393	602,736	886,129	41,906,248
4/1/2011	279,375	606,754	886,129	41,299,494
5/1/2011	275,330	610,799	886,129	40,688,695

Installment Payment Date	Interest	Principal	Installment Payment	Outstanding Balance
6/1/2011	271,258	614,871	886,129	40,073,823
7/1/2011	267,159	618,970	886,129	39,454,853
8/1/2011	263,032	623,097	886,129	38,831,756
9/1/2011	258,878	627,251	886,129	38,204,505
10/1/2011	254,697	631,433	886,129	37,573,072
11/1/2011	250,487	635,642	886,129	36,937,430
12/1/2011	246,250	639,880	886,129	36,297,551
1/1/2012	241,984	644,146	886,129	35,653,405
2/1/2012	237,689	648,440	886,129	35,004,965
3/1/2012	233,366	652,763	886,129	34,352,202
4/1/2012	229,015	657,115	886,129	33,695,088
5/1/2012	224,634	661,495	886,129	33,033,592
6/1/2012	220,224	665,905	886,129	32,367,687
7/1/2012	215,785	670,345	886,129	31,697,342
8/1/2012	211,316	674,814	886,129	31,022,528
9/1/2012	206,817	679,312	886,129	30,343,216
10/1/2012	202,288	683,841	886,129	29,659,375
11/1/2012	197,729	688,400	886,129	28,970,975
12/1/2012	193,140	692,989	886,129	28,277,985
1/1/2013	188,520	697,609	886,129	27,580,376
2/1/2013	183,869	702,260	886,129	26,878,116
3/1/2013	179,187	706,942	886,129	26,171,174
4/1/2013	174,474	711,655	886,129	25,459,519
5/1/2013	169,730	716,399	886,129	24,743,120
6/1/2013	164,954	721,175	886,129	24,021,945
7/1/2013	160,146	725,983	886,129	23,295,962
8/1/2013	155,306	730,823	886,129	22,565,139
9/1/2013	150,434	735,695	886,129	21,829,444
10/1/2013	145,530	740,600	886,129	21,088,844
11/1/2013	140,592	745,537	886,129	20,343,307
12/1/2013	135,622	750,507	886,129	19,592,800
1/1/2014	130,619	755,511	886,129	18,837,290
2/1/2014	125,582	760,547	886,129	18,076,742
3/1/2014	120,512	765,618	886,129	17,311,124
4/1/2014	115,407	770,722	886,129	16,540,403
5/1/2014	110,269	775,860	886,129	15,764,543
6/1/2014	105,097	781,032	886,129	14,983,510
7/1/2014	99,890	786,239	886,129	14,197,271
8/1/2014	94,648	791,481	886,129	13,405,790
9/1/2014	89,372	796,757	886,129	12,609,033
10/1/2014	84,060	802,069	886,129	11,806,964
11/1/2014	78,713	807,416	886,129	10,999,548
12/1/2014	73,330	812,799	886,129	10,186,749
1/1/2015	67,912	818,218	886,129	9,368,531
2/1/2015	62,457	823,672	886,129	8,544,859
3/1/2015	56,966	829,164	886,129	7,715,695
4/1/2015	51,438	834,691	886,129	6,881,004
5/1/2015	45,873	840,256	886,129	6,040,748
6/1/2015	40,272	845,858	886,129	5,194,890
7/1/2015	34,633	851,497	886,129	4,343,394
8/1/2015	28,956	857,173	886,129	3,486,220
9/1/2015	23,241	862,888	886,129	2,623,333
10/1/2015	17,489	868,640	886,129	1,754,692

Installment Payment Date	Interest	Principal	Installment Payment	Outstanding Balance
11/1/2015	11,698	874,431	886,129	880,261
12/1/2015	5,868	880,261	886,129	(0)

Section 2.04. Form of Legend for Global Securities. Each Global Security shall bear the following legend: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 2.05. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

UMB Bank, N.A., as Trustee
By: ___________________________
Authorized Signatory

ARTICLE 3
THE SECURITIES

Section 3.01. Title and Terms. Subject to Section 3.12, the Company agrees to issue Securities hereunder no later than the Issuance Date. The aggregate principal amount of Securities which may be authenticated and delivered (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.04, 3.05, 3.06 or 10.06) under this Indenture is limited to the Delta Note Value, as such amount may be reduced pursuant to Section 3.12.

The Securities shall be known and designated as the “8% Senior Notes due 2015” of the Company. Their Stated Maturity shall be December 1, 2015, and they shall bear interest at the rate of 8% per annum, from May 1, 2007 or from the most recent Installment Payment Date to which interest has been paid or duly provided for, as the case may be, payable on the first day of each month commencing June 1, 2007, until the principal thereof is paid or made available for payment. In furtherance of such obligation, the Company shall, subject to Section 3.12, make installment payments of $886,129 comprising both principal and interest as set forth on Schedule 1 to the Securities and payable on each Installment Payment Date commencing June 1, 2007, until all such principal and interest thereon shall be fully paid.

The principal of and interest on the Securities shall be payable at the office or agency of the Paying Agent maintained for such purpose; provided, however, that at the option of the Company payment of principal and interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further that the Company shall use commercially-reasonably efforts to make payments of principal and interest required to be made on any particular Installment Payment Date by wire transfer in immediately available funds by noon (New York City time) on such Installment Payment Date.

Section 3.02. Denominations. The Securities shall be issuable only in registered form without coupons and only in denominations of any whole dollar amount.

Section 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

Subject to Section 3.01, at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 11.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 3.05. Registration, Registration of Transfer and Exchange; Certain Transfers and Exchanges. Article 2 Registration, Registration of Transfer and Exchange Generally. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 11.02 herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided; provided that the Company may, from time to time, designate (or change any designation of) any other Person or Persons to act as Security Registrar or co-Security Registrars with respect to the Securities, with notice to the Trustee and, as provided in Section 1.06, to the Holders. At all reasonable times the Security Register shall be open for inspection by the Company. In the event that the Trustee shall not be the Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 11.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of like tenor of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Securities may be exchanged for other Securities of like tenor of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities of like tenor which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities of like tenor shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities. The Trustee may charge the Holders requesting exchange or transfer of any Note a fee covering taxes and other governmental charges, for each new Note issued upon any exchange or transfer. In each case, the Trustee shall require the payment by the Holder requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. In the event any Holder fails to provide a correct taxpayer identification number to the Trustee, the Trustee may make a charge against such Holder sufficient to pay any governmental charge required to be paid as a result of such failure. In compliance with Section 3406 of the Internal Revenue Code of 1986, as amended, such amount may be deducted by the Trustee from amount otherwise payable to such Holder.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1)    Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)    Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and in either (i) or (ii) of this Clause (2) a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (B) there shall have occurred and be continuing an Event of Default, or an event which with notice or lapse of time, or both, would constitute an Event of Default with respect to such Global Security or (C) the Company, by Company Order, elects to have the Global Security registered in the name of a Person other than the Depositary or its nominee.

(3)    Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)    Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.04, 3.06 or 10.06 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(b)    Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.05(b) shall be made only in accordance with this Section 3.05(b).

(i)         Non-Global Security to Non-Global Security. A Security that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Security as provided in Section 3.05(a).

(ii)        Non-Global Security to Global Security. If the Holder of a Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Global Security, such transfer may be effected only in accordance with the provisions of this Clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of such Security as provided in Section 3.05(a) and instructions satisfactory to the Trustee directing that a beneficial interest in such Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member’s account, then the Trustee, as Security Registrar, shall cancel such Security (and issue a new Security in respect of any untransferred portion thereof) and increase the principal amount of the Global Security by the specified principal amount, both as provided in Section 3.05(a).

Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Trustee (i) evidence to its satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by the Trustee and the Company to save each of them and any agent of either of them harmless, then, in the absence of notice to the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07. Payment of Interest and Principal; Interest Rights Preserved. Interest and principal on any Security which is payable, and is punctually paid or duly provided for, on any Installment Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest or principal on any Security which is payable, but is not punctually paid or duly provided for, on any Installment Payment Date (herein called “Defaulted Installment”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Installment may be paid by the Trustee, at its election in each case, as provided in Clause (1) or (2) below:

(1)    The Trustee may elect to make payment of any Defaulted Installment to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Installment, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Installment proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Installment or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Installment as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Installment which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Installment and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Installment and the Special Record Date therefor having been so mailed, such Defaulted Installment shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)    The Trustee may make payment of any Defaulted Installment in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Securities Register as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09. Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order, in accordance with applicable law, or, in the absence of direction by the Company, in accordance with applicable law.

Section 3.10. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11. DTC Issues. Notwithstanding any other provision of this Indenture to the contrary, so long as the Securities are registered in the name of DTC, as Depositary, or its nominee, all payments with respect to principal and interest on the Securities, and all notices with respect to such Securities, shall be made and given by the Paying Agent and the Trustee to DTC as provided herein and by DTC to Agent Members and the beneficial owners of the Securities in the manner provided in the representation letter of the Company to DTC, as may be amended from time to time.

The Company, the Paying Agent, the Authenticating Agent and the Trustee will not be responsible for ensuring that transfers or payments are made by the Depositary or the Agent Members or for maintaining, supervising or reviewing the records maintained by the Depositary or the Agent Members.

Section 3.12. Reduction In Principal; Termination of Indenture. At any time before the Issuance Date, the Company may make one or more cash payments, as contemplated in the Settlement Agreement. Such cash payments shall ratably decrease the principal amount of the Securities to be issued pursuant hereto. Each Security issued pursuant hereto and each Schedule 1 to each Security shall reflect any such payment ratably and fairly. If cash payments equal to the Delta Note Value are made by the Company prior to the issuance of Securities hereunder, the Delta Note Value shall be reduced to zero, no Securities will be issued hereunder and this Indenture shall simultaneously be discharged and terminated and of no further force and effect.

ARTICLE 4
REDEMPTION

Section 4.01. Optional Redemption. At any time, and from time to time, the Company may redeem the Securities in whole or in part, at par plus accrued interest (if any).

Section 4.02. Method and Effect of Redemption. Article 3 If the Company elects to redeem Securities, it must notify the Trustee of the redemption date and the principal amount of Securities to be redeemed by delivering an Officers’ Certificate at least 30 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Securities are being redeemed, the Officers’ Certificate must also specify a Regular Record Date (unless a Special Record Date is established by the Trustee) after the date the Officers’ Certificate is delivered to the Trustee, and the Trustee will redeem the Securities pro rata or by any other method the Trustee in its sole discretion deems fair and appropriate. The Trustee will notify the Company promptly of the Securities or portions of Securities to be called for redemption. Notice of redemption must be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to Holders whose Securities are to be redeemed at least 15 days but not more than 60 days before the redemption date.

(b)    The notice of redemption will identify the Securities to be redeemed and will include or state the following:

(i)         the redemption date;

(ii)        the redemption price, including the portion thereof representing any accrued and unpaid interest;

(iii)       the place or places where Securities are to be surrendered for redemption;

(iv)       Securities called for redemption must be so surrendered in order to collect the redemption price;

(v)         on the redemption date the redemption price will become due and payable on Securities called for redemption, and interest on Securities called for redemption will cease to accrue on and after the redemption date;

(vi)        if any Security is redeemed in part, on and after the redemption date, upon surrender of such Security, new Securities equal in principal amount to the unredeemed portion will be issued; and

(vii)      if any Security contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Securities or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Securities.

(c)    Once notice of redemption is sent to the Holders, Securities called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Securities called for redemption, the Company shall redeem such Securities at the redemption price. If money sufficient to pay the redemption price of the Securities to be redeemed, plus accrued interest thereon to the date fixed for redemption, are held by the Trustee in trust for the Holders of Securities to be redeemed, interest on the Securities called for redemption shall cease to accrue on or after the redemption date. During any period of time in which the Securities are issued in the form of a Global Security, Securities (or portions thereof) shall be deemed surrendered in connection with any redemption thereof in accordance with this Indenture when the redemption price is tendered to the Holder by the Paying Agent. Upon surrender of any Security redeemed in part, the Holder will receive, without service charge, a new Security equal in principal amount to the unredeemed portion of the surrendered Security.

Section 4.03. Expense Reserve Fund. Article 4 There is hereby created an Expense Reserve Fund and the Trustee shall deposit moneys in the amount of $1,000,000 (one million dollars) therein on the issue date of the Notes. The Trustee may apply moneys in the Expense Reserve Fund to any amounts owed to it hereunder, including without limitation under Section 7.07. Any provisions hereof to the contrary notwithstanding, amounts deposited to the Expense Reserve Fund shall be free and clear of any liens hereunder and such moneys may not be used for payment of amounts due on the Notes; provided, however, that in connection with the final payment of the Notes, if all fees, charges and other amounts owing or to become owing to the Trustee hereunder shall have been paid or provided for and obligations owed to the Trustee have been satisfied, the moneys on deposit in the Expense Reserve Fund shall be paid as an additional distribution on the Notes, pro rata based on the principal amount thereof that was outstanding immediately prior to the final payment thereof.

(b)    The Trustee may, from time to time, establish special accounts, trust funds and other funds to carry out its duties under this Indenture.

Section 4.04. Investments And Earnings. The Trustee is directed by the Company to invest moneys held pursuant to this Indenture to the extent practicable and in accordance with established procedures of the Trustee in money market mutual funds that are registered with the Federal Securities and Exchange Commission, meeting the requirements of Rule 2a-7 under the Investment Company Act of 1940 and that are rated in either of the two highest categories by a nationally recognized rating service. Earnings on each fund established hereunder shall be transferred to the Expense Reserve Fund, and such earnings shall not reduce the obligation of the Company to pay the amounts specified in the Securities.

ARTICLE 5
SATISFACTION AND DISCHARGE

Section 5.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)    either

(i)         all Securities theretofore authenticated and delivered (other than Article 5 Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and Article 6 Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Paying Agent and thereafter repaid to the Company or discharged from such trust, as provided in Section 11.03) have been delivered to the Trustee for cancellation; or

(ii)       all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable in accordance with the terms of the Securities or this Indenture and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the later of the date of such deposit (in the case of Securities which have become due and payable) and the applicable Installment Payment Date;

(b)    the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, the obligations of the Trustee to any Authenticating Agent under Section 7.14 and, if money shall have been deposited with the Trustee pursuant to Section 5.01(a)(ii), the obligations of the Trustee under Section 5.02 and the last paragraph of Section 11.03 shall survive.

Section 5.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 11.03, all money deposited with the Trustee pursuant to Section 5.01 or Article 12 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

ARTICLE 6
REMEDIES

Section 6.01. Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)    default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 5 Business Days; or

(b)    default in the payment of the principal of any Security on any Installment Payment Date and the continuance of such default for a period of 5 Business Days; or

(c)    default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d)    a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or a Restricted Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a Restricted Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default (i) shall have resulted from the failure by the Company or any Restricted Subsidiary to pay the principal amount due upon final stated maturity of such indebtedness in an amount in excess of $75 million after the expiration of any applicable grace period or (ii) shall have resulted in such indebtedness in an amount in excess of $75 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in either case without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

(e)    the entry by a court having jurisdiction in the premises of Article 7 a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or Article 8 a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(f)    the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

Section 6.02. Acceleration; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, such declaration and its consequences shall be deemed rescinded and annulled if

(a)    the Company has paid or deposited with the Trustee a sum sufficient to pay

(i)         all overdue interest on all Securities,

(ii)       the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate specified in the Securities,

(iii)      to the extent that payment of such interest is lawful, interest upon overdue interest at the rate specified in the Securities, and

(iv)     all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(b)    all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

(a)    default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 5 Business Days, or

(b)    default is made in the payment of the principal of any Security on any Installment Payment Date and such default continues for a period of 5 Business Days,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest at the rate specified in the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.05. Trustee May Enforce Claims, Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article and any other moneys held pursuant to this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.07;

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 6.07. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)    such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)    the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)    such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.08. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.07) interest on such Security on each Installment Payment Date and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise; provided, however, that nothing herein, including remedies under this Article 6, shall be deemed to modify any of the provisions of the Settlement Agreement. Subject to the foregoing proviso, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Control by Holders. Subject to the provisions of Section 7.03, the Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided, that

(a)    such direction shall not be in conflict with any rule of law or with this Indenture, and

(b)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(a)    in the payment of the principal of or interest on any Security, or

(b)    in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the respective due dates.

ARTICLE 7
THE TRUSTEE

Section 7.01. Certain Duties and Responsibilities. Subject to the Trust Indenture Act, the Trustee shall, prior to an Event of Default and after the curing of any Event of Default which may have occurred, perform such duties and responsibilities as are specifically set forth in this Indenture and no implied duties, covenants or obligations shall be read into this Indenture against the Trustee. The Trustee shall, during the existence of any Event of Default which has not been cured, exercise such of the rights and powers as provided by the Trust Indenture Act and this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02. Notice of Defaults. Subject to the Trust Indenture Act and Section 7.03, the Trustee shall not be required to take notice or be deemed to have notice of any default hereunder, except failure of the Company to cause to be made any payments on the Securities, unless the Trustee shall have received specific notice in writing of such default from the Company or the Holders of at least 10% of the principal amount of the Outstanding Securities, and in the absence of such notice so delivered to the Trustee, the Trustee may conclusively assume that no default exists.

The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 6.01(c), such notice to Holders shall be given promptly, but in no event more than 30 days after such default has become an Event of Default. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 7.03. Certain Rights of Trustee. Subject to the provisions of Section 7.01:

(a)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)    the Trustee may consult with counsel and may conclusively rely on the advice of such counsel or any Opinion of Counsel and the Trustee shall be fully and completely authorized and protected in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)    notwithstanding any provision of this Indenture to the contrary, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)    the Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.12 hereof.

(i)    the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct; and

(j)    any provision of this Indenture intended to provide authority to act, right to payment of fees and expenses, protections, immunities and indemnification to the Trustee shall be interpreted to include any action of the Trustee whether it is deemed to be in its capacity as Trustee, Securities Registrar, Authenticating Agent or Paying Agent.

Section 7.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 7.05. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 7.08 and 7.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 7.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed between the Company and the Trustee in writing.

Section 7.07. Compensation and Reimbursement. Article 9 The Company shall pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

(b)    Except as otherwise expressly provided herein, the Company shall reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

(c)    The Company shall indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(d)    The Trustee shall have a claim prior to the Securities as to all property and funds held by it hereunder for any amounts owing it or any predecessor Trustee pursuant to this Section 7.07, except to funds held in trust for the benefit of the Holders of any Securities as provided in Section 11.03. The obligations of the Company under this Section 7.07 shall survive payment in full of the Securities.

(e)    The obligations of the Company to indemnify the Trustee under Section 7.07(c) shall extend to the Trustee’s officers, directors, employees, agents and attorneys and shall survive the termination and discharge of this Indenture.

Section 7.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10. Resignation and Removal; Appointment of Successor. Article 10 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.

(b)    The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)    The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d)    If at any time:

(i)         the Trustee shall fail to comply with Section 7.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii)        the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)       the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 6.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 7.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, or the predecessor Trustee may, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 7.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee and the duties and obligations of the predecessor Trustee hereunder shall cease and terminate; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts, and duties referred to above.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 7.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 7.13. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 7.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 7.07.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the within-mentioned Indenture.

UMB BANK, N.A., As Trustee
By: _________________________
As Authorized Signatory

By: _________________________
As Authenticating Agent

Section 7.15. Appointment of co-Trustee.

(a)    If at any time or times the Trustee shall have determined, or shall have been advised by counsel satisfactory to it, that it is necessary to appoint a co-Trustee under this Indenture Article 11 in order to comply with the legal requirements of any applicable jurisdiction or Article 12 in order to effectuate the exercise of any one or more of the powers, rights or remedies of the Trustee hereunder, then the Trustee shall be entitled, with the consent of the Company (unless a default or an Event of Default hereunder shall have occurred and be continuing), such consent not to be unreasonably withheld, and at no charge to the Company (unless a default or an Event of Default hereunder shall have occurred and be continuing), to appoint an additional institution to serve as co-Trustee hereunder (a “co-Trustee”), with such powers as may be provided in the instrument of appointment, and to vest in each such institution any property, title, right or power deemed necessary or desirable, subject to the provisions of this Section 7.15. If the Trustee, pursuant to this Section 7.15, proposes to appoint a co-Trustee at any time when a default has occurred and is continuing, the Trustee shall afford the Company a grace period of at least 10 days in which to cure such default before appointing such co-Trustee without the Company's consent or charging the Company for the fees of such co-Trustee.

(b)    Each co-Trustee shall, to the extent permitted by applicable law, be appointed subject to the following terms:

(i)         The rights, powers, duties, trusts, immunities and obligations conferred or imposed upon any such co-Trustee shall not be greater than those conferred or imposed upon the Trustee, and such rights and powers shall be exercisable only jointly with the Trustee, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights and powers shall be exercised by such co-Trustee subject to the provisions of subsection (b) (iv) of this Section 7.15.

(ii)        The Trustee may at any time, by an instrument in writing executed by it, accept the resignation of or remove any co-Trustee appointed under this Section 7.15.

(iii)       No co-Trustee under this Indenture shall be liable by reason of any act or omission of the Trustee or any other co-Trustee appointed under this Indenture.

(iv)       No power given to such co-Trustee shall be separately exercised hereunder by such co-Trustee except with the consent in writing of the Trustee, anything herein contained to the contrary notwithstanding.

(c)    Should any instrument in writing from the Company be required by the co-Trustee so appointed or removed by the Trustee in order to vest in and confirm to it such properties, rights, powers, trusts, immunities, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. In case any co-Trustee, or a successor shall become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, immunities, duties and obligations of such co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such co-Trustee.

ARTICLE 8
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 8.01. Company to Furnish Trustee Names and Address of Holders. The Company will furnish or cause to be furnished to the Trustee

(a)    semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(b)    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 8.02. Preservation of Information; Communications to Holders.

(a)    The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

(b)    The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)    Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 8.03. Reports by Trustee.

(a)    The Trustee shall within 60 days of May 15 of each year, commencing May 15, 2008, and at such other times as may be required by the Trust Indenture Act, transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b)    A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

Section 8.04. Reports by Company.

Whether or not required by the Commission so long as any Securities remain Outstanding, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is filed with the Commission.

ARTICLE 9
CONSOLIDATION, MeERGER CONVEYANCE, TRANSFER OR LEASE

Section 9.01. Company May Consolidate, Etc. Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(a)    in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of this indenture on the part of the Company to be performed or observed;

(b)    immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for in this Indenture relating to such transaction and, if applicable, the execution and delivery of the supplemental indenture have been complied with.

Section 9.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 9.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)    to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(b)    to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

(c)    to add any additional Events of Default; or

(d)    to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in certificated or uncertificated form; or

(e)    to secure the Securities; or

(f)    to make such changes as are necessary to qualify this Indenture under the Trust Indenture Act; or

(g)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

(h)    to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (h) shall not adversely affect the interests of the Holders in any material respect.

Section 10.02. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a)    change the Stated Maturity of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or change the Place of Payment where, or the coin or currency in which, any Security or any interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after such amount becomes due, or

(b)    reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(c)    modify any of the provisions of this Section, Section 6.13 or Section 11.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 10.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 10.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE 11
COVENANTS

Section 11.01. Payment of Principal and Interest. The Company covenants and agrees for the benefit of the Holders of the Securities that it will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

Section 11.02. Maintenance of Office or Agency. The Company will maintain in the Place of Payment an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 11.03. Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paving Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making any payment in respect of the Securities, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 11.04. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 11.05. Existence. Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof would not materially and adversely affect the Company’s ability to perform its obligations under this Indenture.

Section 11.06. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, covenant or condition, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, covenant or condition shall remain in full force and effect; provided that no waiver under this Section 11.06 may, without the consent of all the Holders affected thereby, waive the Company’s obligations to (x) pay the principal of and interest on any Security or (y) comply with any covenant or provision hereof that, pursuant to Article 10, cannot be modified or amended without the consent of the Holder of each Outstanding Security affected thereby.

ARTICLE 12
DEFEASANCE

Section 12.01. Reserved.

Section 12.02. Defeasance Upon Deposit of Moneys or U.S. Government Obligations. At the Company’s option, written notice of which shall be provided to the Trustee by the Company, either a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities after the applicable conditions set forth below have been satisfied or b) an event specified in Section 6.01(d) shall not be deemed to be an Event of Default with respect to the Outstanding Securities at any time after the applicable conditions set forth below have been satisfied (a “covenant defeasance”):

(i)         the Company shall have deposited or caused to be deposited with the Trustee as trust funds in trust for, and dedicated solely to, the benefit of the Holders (A) money in an amount, or (B) U.S. Government Obligations (as defined below) that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination of (A) and (B), in each case sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge principal of and interest on the Outstanding Securities on the payment due dates of such principal or interest;

(ii)       (A) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit and (B) in the case of an election under Section 12.02(a), no Event or Default under subsections 6.01(e) or 6.01(f) or event which with notice or lapse of time or both would become an Event of Default under subsections 6.01(e) or 6.01(f) with respect to the Securities shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit (it being understood that the condition in this condition shall not be deemed satisfied until the expiration of such period);

(iii)       such defeasance or covenant defeasance shall not result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(iv)      such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound if such breach, violation or default would affect the validity of such defeasance or covenant defeasance;

(v)       in the case of an election under Section 12.02(a), the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

(vi)       in the case of an election under Section 12.02(b), the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred; and

(vii)      the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided relating to defeasance of Securities under this Indenture have been complied with.

“Discharged” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Trustee, upon the request of and at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities to receive, from the trust fund described in Clause (i) above, payment of the principal of and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to the Securities under Sections 3.04, 3.05, 3.06 and 11.02, (C) this Article 12 and (D) the obligations of the Company to the Trustee under Section 7.07, and the obligations of the Trustee under Section 5.02 and the last paragraph of Section 11.03.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that, in either case under Clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issue by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Section 12.03. Deposited Moneys and U.S. Government Obligations to be Held in Trust. Subject to the provisions of the last paragraph of Section 11.03, all moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 12.02 in respect of Securities shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon for principal and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 12.02 or the principal and interest received in respect thereof.

Section 12.04. Repayment to Company. Notwithstanding anything in this Indenture to the contrary, the Trustee and the Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by it pursuant to Section 12.02 which, in the opinion of a nationally recognized firm of independent accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would be then required to be deposited to effect an equivalent defeasance.

The provisions of the last paragraph of Section 11.03 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Stated Maturity of any Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 12.02.

Section 12.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money deposited in accordance with Section 12.02(a) or (b) by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Trustee or the Paying Agent, as the case may be, shall at the Company’s request return to the Company all such money held by the Trustee or the Paying Agent and the Company’s obligations under the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 12; provided that if notwithstanding the Trustee’s and the Paying Agent’s obligation to do so pursuant to this Section, the money held by the Trustee or the Paying Agent is not returned to the Company, such revival and reinstatement shall terminate at such time as the Trustee or Paying Agent is permitted to apply all such money deposited in accordance with Section 12.02(a) or (b); and provided, further, that, if notwithstanding the Trustee’s and the Paying Agent’s obligation to do so pursuant to this Section, the money held by the Trustee or the Paying Agent is not returned to the Company, and the Company makes any payment of principal of or interest on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE 13
IMMUNITY

Section 13.01. Personal Immunity of Incorporators, Stockholders, Directors and Officers. No recourse for the payment of the principal of or interest on any Security, and no recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any indenture supplemental hereto, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof as part of the consideration for the issue of the Securities. Each and every Holder of the Securities, by receiving and holding the same, agrees to the provisions of this Section 13.01 and waives and releases any and all such recourse, claim and liability.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

DELTA AIR LINES, INC.
By: ____________________________________
Name:
Title:

UMB BANK, N.A., as Trustee
By: ________________________________
Name: